Exhibit 99.2

Dover Corporation

Unaudited Pro Forma Consolidated Financial Information

On May 9, 2018 (the “Distribution Date”) at 12:01 a.m. ET, Dover Corporation (“Dover”) completed the previously announced distribution (the “Distribution”) of 100% of the outstanding common stock of Apergy Corporation (“Apergy”), to Dover shareholders as of 5:00 p.m. ET on April 30, 2018 (the “Record Date”).

The following unaudited pro forma consolidated statements of earnings of Dover for the three months ended March 31, 2018 and for each of the years ended December 31, 2017, 2016, and 2015 give effect to the Distribution and related transactions as if they occurred on January 1, 2015. The following unaudited pro forma consolidated balance sheet of Dover as of March 31, 2018 gives effect to the Distribution and related transactions as if they occurred on March 31, 2018.

The statements are presented based on information currently available and are intended for informational purposes only and do not purport to represent what Dover’s results of operations and financial position actually would have been had the Distribution and related transactions occurred on the dates indicated, or to project Dover’s financial performance for any future period. Beginning with Dover’s quarterly report for second quarter of 2018, Apergy’s historical financial results for periods prior to the Distribution will be reflected in Dover’s consolidated financial statements within discontinued operations.

The information in the Apergy Separation column in the unaudited pro forma consolidated financial statements of earnings was derived from Dover’s unaudited interim condensed consolidated financial statements for the three months ended March 31, 2018 and Dover’s audited financial statements for the years ended December 31, 2017, 2016, and 2015. The information in the Apergy Separation column in the unaudited pro forma consolidated balance sheet was derived from Dover’s unaudited interim condensed consolidated financial statements as of March 31, 2018. Certain amounts have been reclassified to conform to Dover’s presentation.

The Pro Forma Adjustments column in the unaudited pro forma consolidated statements reflects pro forma adjustments which are described in the accompanying notes.

These unaudited pro forma consolidated financial statements should be read in conjunction with the related notes to these financial statements and with Dover’s historical consolidated financial statements and the related notes included in Dover’s previous filings with the Securities and Exchange Commission (the “SEC”), specifically the Form 10-Q for the three months ended March 31, 2018, the Form 10-Ks for the years ended December 31, 2017, 2016 and 2015 and Apergy’s Form 10-12B filed with the SEC on March 26, 2018, as amended.

DOVER CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS

THREE MONTHS ENDED MARCH 31, 2018

(In thousands, except per share amounts)

	Dover Historical	Apergy Separation	Pro Forma Adjustments	Notes		Pro Forma Dover Continuing Operations
Revenue	$1,921,579	$(283,922)	$9	(A	)	$1,637,666
Cost of goods and services	1,212,638	(177,804)	9	(A	)	1,034,843

Gross profit	708,941	(106,118)	—			602,823
Selling, general and administrative expenses	514,149	(71,599)	(7,527)	(B	)	435,023

Operating earnings	194,792	(34,519)	7,527			167,800
Interest expense	35,807	(167)	—			35,640
Interest income	(2,058)	1	—			(2,057)
Other expense (income), net	286	(2,616)	2,294	(C	)	(36)

Earnings before provision for income taxes	160,757	(31,737)	5,233			134,253
Provision for income taxes	29,322	(7,039)	2,558	(D	)	24,841

Net earnings from continuing operations	$131,435	$(24,698)	$2,675			$109,412

Basic earnings per common share:
Earnings per share from continuing operations	$0.85					$0.71
Weighted average shares outstanding	154,520					154,520
Diluted earnings per common share:
Earnings per share from continuing operations	$0.84					$0.70
Weighted average shares outstanding	157,090					157,090

DOVER CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS

YEAR ENDED DECEMBER 31, 2017

(In thousands, except per share amounts)

	Dover Historical	Apergy Separation	Pro Forma Adjustments	Notes		Pro Forma Dover Continuing Operations
Revenue	$7,830,436	$(1,009,591)	$22	(A	)	$6,820,867
Cost of goods and services	4,940,059	(648,243)	22	(A	)	4,291,838

Gross profit	2,890,377	(361,348)	—			2,529,029
Selling, general and administrative expenses	1,975,932	(262,398)	41	(B	)	1,713,575

Operating earnings	914,445	(98,950)	(41)			815,454
Interest expense	145,208	(260)	—			144,948
Interest income	(8,502)	11	—			(8,491)
Gain on sale of businesses	(203,138)	—	—			(203,138)
Other expense, net	7,034	(10,511)	9,824	(C	)	6,347

Earnings before provision for income taxes	973,843	(88,190)	(9,865)			875,788
Provision for income taxes	162,178	22,448	(2,232)	(D	)	182,394

Net earnings from continuing operations	$811,665	$(110,638)	$(7,633)			$693,394

Basic earnings per common share:
Earnings per share from continuing operations	$5.21					$4.45
Weighted average shares outstanding	155,685					155,685
Diluted earnings per common share:
Earnings per share from continuing operations	$5.15					$4.40
Weighted average shares outstanding	157,744					157,744

DOVER CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS

YEAR ENDED DECEMBER 31, 2016

(In thousands, except per share amounts)

	Dover Historical	Apergy Separation	Pro Forma Adjustments	Notes		Pro Forma Dover Continuing Operations
Revenue	$6,794,342	$(751,337)	$211	(A	)	$6,043,216
Cost of goods and services	4,322,373	(510,842)	4,125	(A	)	3,815,656

Gross profit	2,471,969	(240,495)	(3,914)			2,227,560
Selling, general and administrative expenses	1,757,523	(250,576)	14,062	(B	)	1,521,009

Operating earnings	714,446	10,081	(17,976)			706,551
Interest expense	136,401	(432)	—			135,969
Interest income	(6,759)	7	—			(6,752)
Gain on sale of businesses	(96,598)	—	—			(96,598)
Other income, net	(7,930)	(10,179)	7,410	(C	)	(10,699)

Earnings before provision for income taxes	689,332	20,685	(25,386)			684,631
Provision for income taxes	180,440	8,043	(5,967)	(D	)	182,516

Net earnings from continuing operations	$508,892	$12,642	$(19,419)			$502,115

Basic earnings per common share:
Earnings per share from continuing operations	$3.28					$3.23
Weighted average shares outstanding	155,231					155,231
Diluted earnings per common share:
Earnings per share from continuing operations	$3.25					$3.21
Weighted average shares outstanding	156,636					156,636

DOVER CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS

YEAR ENDED DECEMBER 31, 2015

(In thousands, except per share amounts)

	Dover Historical	Apergy Separation	Pro Forma Adjustments	Notes		Pro Forma Dover Continuing Operations
Revenue	$6,956,311	$(1,076,680)	$211	(A	)	$5,879,842
Cost of goods and services	4,388,167	(693,702)	3,645	(A	)	3,698,110

Gross profit	2,568,144	(382,978)	(3,434)			2,181,732
Selling, general and administrative expenses	1,647,382	(294,062)	16,746	(B	)	1,370,066

Operating earnings	920,762	(88,916)	(20,180)			811,666
Interest expense	131,676	(510)	—			131,166
Interest income	(4,419)	7	—			(4,412)
Other income, net	(7,105)	(12,584)	10,347	(C	)	(9,342)

Earnings before provision for income taxes and discontinued operations	800,610	(75,829)	(30,527)			694,254
Provision for income taxes	204,729	(24,131)	(11,567)	(D	)	169,031

Net earnings from continuing operations	$595,881	$(51,698)	$(18,960)			$525,223

Basic earnings per common share:
Earnings per share from continuing operations	$3.78					$3.33
Weighted average shares outstanding	157,619					157,619
Diluted earnings per common share:
Earnings per share from continuing operations	$3.74					$3.30
Weighted average shares outstanding	159,172					159,172

DOVER CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2018

(In thousands, except share and per share amounts)

	Dover Historical	Apergy Separation	Pro Forma Adjustments	Notes	Pro Forma Dover Continuing Operations
Assets
Current assets:
Cash and cash equivalents	$367,222	$(17,122)	$696,809	(E)	$1,046,909
Receivables, net	1,414,941	(227,434)	19,779	(F)	1,207,286
Inventories, net	972,893	(210,941)	—		761,952
Prepaid and other current assets	196,943	(16,494)	53,484	(G)	233,933

Total current assets	2,951,999	(471,991)	770,072		3,250,080

Property, plant and equipment, net	1,030,645	(220,723)	—		809,922
Goodwill	4,682,939	(910,402)	9,537	(H)	3,782,074
Intangible assets, net	1,609,728	(324,776)	10,978	(I)	1,295,930
Other assets and deferred charges	267,729	(3,584)	673	(J)(G)	264,818

Total assets	$10,543,040	$(1,931,476)	$791,260		$9,402,824

Liabilities and Stockholders’ Equity
Current liabilities:
Notes payable and current maturities of long-term debt	$426,251	$—	$—		$426,251
Accounts payable	997,704	(108,045)	1,343	(F)	891,002
Accrued compensation and employee benefits	201,436	(24,162)	—		177,274
Accrued insurance	103,580	(4,121)	—		99,459
Other accrued expenses	326,662	(22,649)	33,039	(K)	337,052
Federal and other income taxes	24,955	—	(6,408)	(G)	18,547

Total current liabilities	2,080,588	(158,977)	27,974		1,949,585

Long-term debt	3,032,003	—	—		3,032,003
Deferred income taxes	438,016	(92,916)	941	(G)	346,041
Noncurrent income tax payable	98,954	—	—		98,954
Other liabilities	447,857	(16,771)	(8,252)	(J)	422,834
Stockholders’ equity:
Total stockholders’ equity	4,445,622	(1,662,812)	770,597	(L)	3,553,407

Total liabilities and stockholders’ equity	$10,543,040	$(1,931,476)	$791,260		$9,402,824

DOVER CORPORATION

Notes to Unaudited Pro Forma Consolidated Financial Statements

(A)	Represents sales transactions, and related costs of goods and services, between Dover and Apergy that were previously eliminated in consolidation. The pro forma adjustments to cost of sales for the years ended December 31, 2016 and 2015 also include the impact of removing certain amounts that were included in the Apergy stand-alone historical combined financial statements but were not included in Dover’s historical consolidated financial statements.

(B)	Represents adjustments to include corporate overhead costs that were previously allocated to Apergy each period that will remain with Dover continuing operations. Also represents adjustments to remove one-time spin costs incurred by Dover and reflected in its historical results for the three months ended March 31, 2018 and the year ended December 31, 2017 as they are not expected to have an ongoing impact to Dover’s continuing operations. Dover expects to incur and pay total one-time costs associated with the separation from Apergy, including legal and advisory costs, of approximately $60 million.

(C)	Represents an adjustment primarily to add back intercompany royalty expense included in Apergy’s stand-alone historical combined financial statements. This royalty expense was eliminated in Dover’s historical consolidated financial statements and will not have on ongoing impact to Dover’s continuing operations.

(D)	Represents the pro forma tax adjustments.

(E)	Represents the payment of $700.0 million from Apergy to Dover in connection with the Distribution from proceeds of third-party debt incurred by Apergy on the date of Distribution. Also represents adjustment to reflect Apergy’s expected cash balance on the date of Distribution and to reflect payments to be made by Dover immediately prior to the Distribution for certain tax liabilities as a result of the separation of Apergy from Dover.

(F)	Represents adjustments for assets and liabilities directly attributable to Apergy, including the receivable from Apergy for certain taxes imposed on Dover arising out of the separation and related transactions that Apergy will be responsible for under the Tax Matters Agreement between Apergy and Dover.

(G)	Represents the tax impact of the separation of Apergy from Dover.

(H)	Represents an adjustment to add back a portion of the goodwill reflected in Apergy’s stand-alone historical combined financial statements that remains with Dover as a result of the relative fair value allocation triggered by the separation of Apergy.

(I)	Represents the add back of Apergy’s net intangible assets related to intellectual property and patents which were recorded in Apergy’s stand-alone historical combined financial statements. These net intangible assets were not included in Dover’s historical consolidated financial statements and will not have on ongoing impact to Dover’s continuing operations.

(J)	Represents assets and liabilities assumed by Apergy upon the separation related to certain retirement benefits.

(K)	Represents an adjustment to reflect additional accruals related to the one-time costs associated with the separation from Apergy, including legal and advisory costs.

(L)	Stockholders’ equity was adjusted for the pro forma adjustments specified in Notes (E), (F), (G), (H), (I), (J) and (K).